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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

                           ICO Tubular Services, Inc.
                 (Formerly Baker Hughes Tubular Services, Inc.)
                           Permian Enterprises, Inc.
                       Frontier Inspection Services, Inc.
                              Shearer Supply Ltd.
                      The Innovation Company, S.A. de C.V.
                       B&W Equipment Sales and Mfg., Inc.
                                RJD Corporation
                             Wedco Technology, Inc.
                                  Wedco, Inc.
                       Wedco Manufacturing Systems, Inc.
                           Tri-Delta Technology, Inc.
                            Wedco A.G. (Switzerland)
                               Wedco Sales, Inc.
                        Wedco Design & Development, Inc.
                             Polymer Services, Inc.
                       Polymer Services of Indiana, Inc.
                           Bayshore Industrial, Inc.
                                ICO Europe B.V.
                               Wedco Holland B.V.
                           Wedco Technology U.K. Ltd.
            Willoughby Engineering and Development Corporation A.B.
                              Rotec Chemicals Ltd.
                             Micronyl -- Wedco S.A.
                                Wedco Italy Srl